                           REVOLVING CREDIT AGREEMENT



                 THIS REVOLVING CREDIT AGREEMENT is made and entered into as of this _____ day of September, 1992, by and among WI ACQUISITION CORP. (the "Company"), a Wisconsin corporation, which has its principal office at Suite 3380, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, BANK ONE, MILWAUKEE, NA ("Bank One"), a national banking association, which has its principal office at 111 East Wisconsin Avenue, Milwaukee, Wisconsin, FIRST WISCONSIN NATIONAL BANK OF MILWAUKEE ("First Wisconsin Bank"), a national banking association, which has its principal office at 777 East Wisconsin Avenue, Milwaukee, Wisconsin, and HARRIS TRUST AND SAVINGS BANK ("Harris Bank"), an Illinois banking corporation, which has its principal office at 111 West Monroe Street, Chicago, Illinois (individually, each of the banks shall be referred to as a "Bank," and collectively the banks shall be referred to as the "Banks"), and First Wisconsin Bank, as Agent for the Banks ("Agent").


                                    RECITALS


                 The Company, TSI and CST have entered into the Purchase Agreement, pursuant to which the Company, TSI and CST will purchase the assets of the Seller. The Company has also created WRS to hold certain assets acquired from the Seller. The Company has requested that the Banks extend a credit not to exceed $44,000,000 in principal amount to permit the Company to consummate its transactions under the Purchase Agreement and to loan funds to TSI and CST to consummate their transactions under the Purchase Agreement, and to provide the Company with working capital. The Banks have agreed to extend credit to the Company, provided that (a) the Company fulfills all the terms and conditions set forth in this Agreement and in the Related Documents, and (b) simultaneously upon the disbursement of the initial proceeds of the Loans, the Company consummates the Related Transactions.

                 NOW, THEREFORE, in consideration of the above recitals, the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:


                                   AGREEMENT


                 SECTION 1   DEFINITIONS AND TERMS

                 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                          "Affiliate" shall mean any Person directly or
indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if the controlling Person directly or indirectly, either individually or together with (in the case of an individual) his spouse, lineal descendants and ascendants and brothers or sisters by blood or adoption or spouses of such descendants, ascendants, brothers and sister, owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

                          "Agreement" shall mean this Revolving Credit
Agreement, as amended, supplemented or modified from time to time.

                          "Assignment of Indemnity" shall mean an assignment to
the Agent of the Seller's indemnification of the Company, TSI, CST and WRS pursuant to the Purchase Agreement, acknowledged by and consented to by the Seller.

                          "Borrowing Date" shall have the meaning assigned
thereto in Section 2.1(d).

                          "Business Day" shall mean a day other than a Saturday
or Sunday on which banks are open for business in Milwaukee, Wisconsin and Chicago, Illinois, provided, however, that for purposes of LIBOR Rate Loans, the term "Business Day" shall mean only those days on which dealings in U.S. dollar deposits are carried out by U.S. financial institutions in the London interbank market.

                          "Code" shall mean the Internal Revenue Code of 1986,
as amended from time to time.

                          "Collateral" means all of the Company's assets
granted to the Banks (or the Agent on behalf of the Banks) as collateral by the Related Documents.

                          "Collateral Assignments" shall mean the collateral
assignments from the Company to the Agent of (a) the mortgages granted by TSI to the Company to secure the TSI Note with all real estate acquired by TSI from the

Seller, (b) the assignment of leases and rents granted by TSI to the Company to secure the TSI Note with the leases of all real estate acquired by TSI from the Seller, (c) the security agreement and financing statements granted by CST to the Company to secure the CST Note with all of the assets acquired by CST from the Seller, (d) the subordinated debt purchase agreement of even date herewith between CST and the Company, and (e) the management contract of even date herewith between the Company and CST.

                          "Commitment" shall mean the obligation of the Banks
to make aggregate Loans of up to the Loan Commitment to the Company and the separate and independent obligation of each Bank to make Loans to the Company in not more than the following amounts reduced ratably among the Banks as the Loan Commitment reduces and subject to adjustment pursuant to Section 9.14(b):

                          Bank One                 $14,000,000
                          First Wisconsin Bank     $11,500,000
                          Harris Bank              $18,500,000

                          "CST" shall mean The Christiana Companies, Inc., a
Delaware corporation.

                          "CST Note" shall mean the nonrecourse promissory note
of even date herewith from CST to the Company in the original stated principal amount of $25,500,000, which shall be pledged by the Company to the Agent under the Pledge Agreement.

                          "Default" shall mean an Event of Default or an event
which with the giving of notice or the passage of time or both would constitute an Event of Default.

                          "Employee Plan" shall mean any savings, profit
sharing, or retirement plan or any deferred compensation contract or other plan maintained for employees of the Company and covered by Title IV of ERISA, including any "multiemployer plan" as defined in ERISA.

                          "Environmental Law" shall mean any local, state or
federal law or other statute, law, ordinance, rule, code, regulation, decree or order governing, regulating or imposing liability or standards of conduct concerning the use, treatment, generation, storage, disposal or other handling or release of any Hazardous Substance.

                          "Environmental Liability" shall mean any and all
liability arising under, resulting from or imposed by any Environmental Law.

                          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations and published interpretations thereunder, in each case as in effect from time to time.

                          "Event of Default" shall have the meaning assigned
thereto in Section 7.1.

                          "GAAP" shall mean those generally accepted accounting
principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of a Person.

                          "Government Authority" shall mean any nation or
government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled through stock or capital ownership or otherwise, by any of the foregoing.

                          "Guaranty" or "Guaranties" shall mean the guaranties
of TSI and WRS in the form of Exhibits A and B, respectively, of the Company's obligations to the Banks hereunder, including repayment of the Loans and payment and performance under the Related Documents (other than TSI's and WRS' guaranties).

                          "Hazardous Substances" shall mean any pollutant,
contaminant, waste or toxic or hazardous chemicals, wastes or substances, including, without limitation, asbestos, urea formaldehyde insulation, petroleum, PCB's, air pollutants, water pollutants, and other substances defined as hazardous substances or toxic substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 et seq., Hazardous Materials Transportation Act, 49 U.S.C.
Section 1802, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C.
Section 2601 et seq., the Solid Waste Disposal Act, 42 U.S.C. Section 3251 et seq., the Clean Air Act, 42 U.S.C. Section 1857 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq, Chapter 144 of the Wisconsin Statutes, or any other statute, rule, regulation or order of any Government Authority having jurisdiction over the control of such wastes or substances, including but not limited to the United States Environmental Protection Agency, the United States Nuclear Regulatory Agency, the Wisconsin Department of Natural Resources and the State of Illinois.

                          "Indebtedness" shall mean at a particular time all
liabilities or obligations of a Person which would, in accordance with GAAP, be included on the liability portion of a balance sheet, and shall include, to the extent not included under GAAP all (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services in respect of which the Person is liable, contingently or otherwise, as obligor or otherwise; (iii) any commitment by which the Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (iv) obligations which are evidenced by notes, acceptances or other instruments; (v) indebtedness guaranteed in any manner by the Person, including guaranties in the form of an agreement to repurchase or reimburse; (vi) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations the Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Person assures a creditor against loss; (vii) any unfunded obligation of the Person to an Employee Plan; and (viii) all liabilities secured by any Lien on any Property owned by the Person even though it has not assumed or otherwise become liable for the payment thereof.

                          "Leverage Ratio" shall mean the ratio of the Wiscold
Business Unit's Indebtedness less Subordinated Debt to Tangible Net Worth.

                          "LIBOR Index Rate" shall mean with respect to a LIBOR
Rate Loan for any Loan Period and determined for the Agent's portion of the LIBOR Rate Loan, the rate of interest per annum determined by the Agent to be the average offered rate for deposits in U.S. dollars for the applicable Loan Period (rounded up to the next whole multiple of 1/100 of 1%) which appear on the Reuters Screen LIBO Page (or such other page on which the appropriate information may be displayed), on the electronic communications terminals in the Agent's money center as of 11:00 a.m. (London time) for the day two Business Days prior to the first day of the applicable Loan Period. If fewer than two offered rates appear for a Loan Period, then the applicable LIBOR Rate shall be the average of the rates per annum (rounded up to the next whole multiple of 1/100 of 1%) at which deposits for a period of time equal or comparable to the applicable Loan Period in immediately available funds in United States dollars are offered to the Agent two Business Days prior to the beginning of such Loan Period by at least four major banks in the London interbank eurodollar market as at or about 11:00 a.m. London time for delivery on the first day of such Loan Period.

                          "LIBOR Rate" for any Loan Period shall mean a rate
per annum equal to the sum of (a) the quotient of the LIBOR Index

Rate divided by the difference (expressed as a decimal) computed by subtracting the LIBOR Reserve Requirement from one, plus (b) the LIBOR Spread.

                          "LIBOR Rate Loans" shall mean Loans for which the
Company has selected the LIBOR Rate as the base rate of interest under Section 2.1.

                          "LIBOR Reserve Requirement" shall mean, with respect
to each Loan Period, the stated rate of all reserve requirements (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Loan Period) that is specified on the first day of such Loan Period by the Board of Governors of the Federal Reserve System for determining the reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board of Governors) applicable to the Bank with the highest reserve requirement.

                          "LIBOR Spread" shall mean an amount equal to 2% per
annum, which may be reduced on each October 1 commencing October 1, 1993 (based upon the financial statements for the preceding fiscal year end) or increased at any time (based upon the most recent quarterly financial statements), to 2% per annum so long as the Leverage Ratio is 2 to 1 or greater, 1.75% per annum so long as the Leverage Ratio is less than 2 to 1 but equal to or greater than
1.5 to 1, 1.5% per annum so long as the Leverage Ratio is less than 1.50 to 1 but equal to or greater than 1.25 to 1, and 1.25% per annum so long as the Leverage Ratio is less than 1.25 to 1.

                          "Lien" shall mean any mortgage, pledge,
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), deed of trust, charge, encumbrance, preference, priority, security interest or other security agreement or preferential arrangement of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                          "Loan Account" shall mean an account on the books of
each Bank in which will be recorded pursuant to Section 2.4 Loans and advances made by the Banks to the Company, payments made upon such Loans and other debits and credits pertaining to the Loans or the Collateral.

                          "Loan Commitment" shall mean an aggregate principal
amount not to exceed $44,000,000 from the date hereof through

December 30, 1992, $43,500,000 from December 31, 1992 through March 30, 1993,
$43,200,000 from March 31, 1993 through June 29, 1993, $42,700,000 from June
30, 1993 through September 29, 1993, $41,200,000 from September 30, 1993 through December 30, 1993, $40,050,000 from December 31, 1993 through March 30, 1994, $39,550,000 from March 31, 1994 through June 29, 1994, $39,050,000 from
June 30, 1994 through September 29, 1994, $36,900,000 from September 30, 1994 through December 30, 1994, $35,750,000 from December 31, 1994 through March 30, 1995, $35,250,000 from March 31, 1995 through June 29, 1995, $34,750,000 from
June 30, 1995 through September 29, 1995, $32,600,000 from September 30, 1995 through December 30, 1995, $31,450,000 from December 31, 1995 through March 30, 1996, $30,950,000 from March 31, 1996 through June 29, 1996, $30,450,000 from
June 30, 1996 through September 29, 1996, $28,300,000 from September 30, 1996 through December 30, 1996, $27,150,000 from December 31, 1996 through March 30, 1997, $26,650,000 from March 31, 1997 through June 29, 1997, $26,150,000 from
June 30, 1997 through September 29, 1997, $24,000,000 from September 30, 1997 through December 30, 1997, $0 after December 30, 1997.

                          "Loan Period" shall mean with respect to each LIBOR
Rate Loan, the period commencing on the date of such Loan and ending one, two, three or four months thereafter, as the Company may elect in the notice of borrowing under Section 2.1(c), provided that (a) any Loan Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the Loan Period would thereby be extended into the next calendar month, in which case the preceding Business Day, and (b) no Loan Period shall extend beyond the Termination Date for the Loans.

                          "Loans" shall mean the loans to the Company pursuant
to Section 2.1 evidenced by the Notes.

                          "Material Adverse Change" shall mean a Default or a
material adverse change in the business, prospects or condition (financial or otherwise) of the Wiscold Busines Unit or in the Property of the Wiscold Business Unit.

                          "Maximum Available Commitment" shall mean at any
particular time, an amount equal to the excess (if any) of the Loan Commitment, less the aggregate unpaid principal amount outstanding at such time of all Loans made by the Banks.

                          "Net Income" shall mean, for any period, the net
after-tax income (or net loss) of a Person on a consolidated basis determined in accordance with GAAP, without deducting interest accruing to CST on the Subordinated Debt and excluding the after-tax effect of the sum of (a) any net earnings of any Subsidiary unavailable for the payment of dividends, (b) interest in any net earnings of Persons in which a Person has an ownership interest, other than Subsidiaries, not actually received, (c) gains or losses arising from a write-up of assets,
(d) gains or losses arising from the acquisition of any securities of the Person or any subsidiary, (e) gains or losses (net of any tax effect) resulting from the sale of any capital assets, (f) amortization of any deferred credit arising from the acquisition of any Person or in the property or assets of any Person, (g) earnings of any Subsidiary prior to the date it became a Subsidiary, (h) earnings acquired by the Person or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of acquisition, (i) proceeds of any life insurance policies payable to the Person or any Subsidiary.

                          "Notes" shall mean the Notes described in Section
2.1(b) and any note(s) or obligation(s) issued in substitution, replacement or renewal thereof.

                          "PBGC" shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA.

                          "Permitted Liens" shall have the meaning assigned
thereto in Section 6.3.

                          "Person" shall mean an individual, partnership,
corporation, firm, enterprise, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

                          "Pledge Agreement" shall mean the pledge agreement
dated as of the date hereof between the Company and the Agent in the form of Exhibit C.

                          "Prime Rate" shall mean the interest rate publicly
announced by the First Wisconsin Bank from time to time in Milwaukee, Wisconsin as its prime rate for interest rate determinations, which is solely a reference rate and may be at, above or below the rate or rates at which the First Wisconsin Bank lends to other Persons. Any change in the Prime Rate shall become effective as of the opening of business on the day on which such change is publicly announced by the First Wisconsin Bank.

                          "Property" shall mean any interest in any kind of
property or asset, whether real, personal or mixed, or tangible or intangible.

                          "Pro Rata" shall mean ratably among the Banks in
proportion to the ratio that their respective Commitments bear to the aggregate Commitment.

                          "Purchase Agreement" shall mean the asset purchase
agreement dated August 12, 1992 between the Company, TSI, CST and the Seller, a true and complete copy of which, including all schedules and exhibits thereto, was delivered by the Company to the Banks.

                          "Regulatory Change" shall mean the adoption or
amendment, after the date of this Agreement, of any federal or state law, regulation, interpretation, direction, policy, guideline or court decision applicable to a Bank or the London interbank eurodollar market which increases the cost to the Bank of making or maintaining the Loans or reduces the rate of return to the Bank (by reduction of principal, interest or otherwise) on the Loans by subjecting the Bank to any tax, duty or other charge with respect to the Loans, imposing any reserve requirement (except any reserve requirement reflected in the LIBOR Index Rate), affecting the treatment of any Loan for purposes of calculating the appropriate amount of capital to be maintained by the Bank or any corporation controlling the Bank, or imposing on the Bank any other condition affecting the Loans or the Bank's obligation to make the Loans.

                          "Related Documents" shall mean the Notes, the
Guaranties, the Security Agreements, the Collateral Assignments, the Pledge Agreement and each other certificate, resolution, or other document required or contemplated to be made or addressed to the Agent or the Banks hereunder.

                          "Related Transactions" shall mean (a) consummation of
the transactions contemplated by the Purchase Agreement, (b) the purchase for cash of no less than $1,975,000 of common stock of the Company by TSI, (c) the purchase for cash of the Subordinated Debt by CST, (d) consummation of the initial transactions evidenced by the TSI Note and the CST Note, and (e) the execution of an employment agreement between the Company and Gary Sarner reasonably acceptable to the Banks.

                          "Required Banks" shall mean Banks whose Commitments
aggregate 100% of the aggregate Commitments.

                          "Requirement of Law" shall mean as to any matter or
Person, the Certificate or Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law (including any Environmental Law), ordinance, treaty, rule, regulation, order, decree, determination or other requirement having the force of law relating to such matter or Person and, where applicable, any interpretation thereof by any Governmental Authority.

                          "Security Agreements" shall mean the Security
Agreements in the form of Exhibits D and E, respectively, between the Company and the Agent and between WRS and the Agent each dated as of the date hereof, as amended, supplemented or modified from time to time.

                          "Seller" shall mean Wiscold, Inc., a Wisconsin
corporation.

                          "Subordinated Debt" shall mean the $3,000,000 of
subordinated debt of the Company purchased by CST as part of the Related Transactions.

                          "Subordination Agreement" shall mean the debt
subordination agreement among the Company, CST and the Agent in the form of Exhibit F.

                          "Subsidiary" shall mean as to any Person, a
corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency that has not occurred) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

                          "Tangible Net Worth" shall be determined on an
unconsolidated basis in accordance with GAAP and mean the excess, if any, of the assets of a Person over all liabilities of the Person, excluding (a) from assets of the Person any goodwill, patents, trademarks, trade names, copyrights, operating rights, organizational or developmental expenses, unamortized debt discount or expense, unamortized deferred charges, and other assets properly classified as intangible assets (including noncompetition covenants), and any write-ups of assets subsequent to the date of this Agreement, and (b) in the case of the Wiscold Business Unit, from liabilities, the Subordinated Debt.

                          "Termination Date" shall mean December 31, 1997 or
such earlier date on which the Loans shall terminate as provided in Section
7.2.

                          "TSI" shall mean Tierrasanta, Inc., a Delaware
corporation which is a wholly-owned Subsidiary of CST.

                          "TSI Note" shall mean the promissory note of even
date herewith from TSI to the Company in the original stated principal amount of $12,500,000, which shall be pledged by the Company to the Agent under the Pledge Agreement.

                          "UCC" shall mean the Uniform Commercial Code as the
same may from time to time be in effect in the State of Wisconsin.

                          "Wiscold Business Unit" shall mean the consolidated
cold storage business, operations, assets and liabilities of the Company, WRS, TSI, and CST, including the business and assets acquired from the Seller pursuant to the Purchase Agreement and operated by the Company, WRS, TSI and CST from and after the date hereof.

                          "WRS" shall mean Wisconsin Refrigerated Services,
Inc., a Wisconsin corporation which is a wholly-owned subsidiary of the Company.

                 1.2 Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made on an unconsolidated basis so as to include only a Person and not its Subsidiaries, if any, in each such calculation and, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP; provided, however, that if any change in GAAP from those applied in the preparation of the financial statements referred to in
Section 5.3 is occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the Accounting Principles Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the initial announcement of which change is made after the date hereof, results in a change in the method of calculation of financial covenants, standards or terms found in Section 6, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made; and provided, further, that until such time as the parties hereto agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though such change had not taken place. When used herein, the term "financial statement" shall include the notes and schedules thereto.

                 1.3 Interpretation. The words "hereof," "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule and

Exhibit references contained in this Agreement are references to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition.

                 1.4 Other Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP, and all other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the UCC to the extent the same are used or defined therein unless the context otherwise requires. Terms defined in other sections of this Agreement shall have the meanings set forth therein.


                 SECTION 2          AMOUNTS AND TERMS OF LOANS


                 2.1   Revolving Loans.

                          (a) Prior to the Termination Date and so long as no Default shall have occurred and be continuing, the Banks agree separately and independently (and not jointly), on the terms and conditions set forth in this Agreement, to extend to the Company revolving credit loans (the "Loans") from time to time in amounts not to exceed in the aggregate at any one time outstanding the Loan Commitment. Loans shall be made by the Banks Pro Rata. Subject to the terms of this Agreement, the Company may borrow, repay (in whole or in part) and reborrow the Loans prior to the Termination Date. No more than $4,000,000 of the Loans outstanding at any time may be Loans which are not LIBOR Rate Loans. Notwithstanding the preceding sentence, the Company may have more than $4,000,000 of Loans which are not LIBOR Rate Loans outstanding at one time (i) to the extent the Company is unable to obtain LIBOR Rate Loans as a result of the Banks' action under Section 2.1(f), or (ii) during any period in which either the Prime Rate exceeds the LIBOR Rate (for a Loan Period of 90 days) or the Company pays the Banks additional interest on such Loans at a rate per annum equal to the excess of the LIBOR Rate (for a Loan Period of 90 days) over the Prime Rate.

                          (b) The Loans made by each of the Banks shall be evidenced by a promissory note of the Company, in the form of Exhibit G hereto with appropriate insertions (individually, a "Note" and collectively, the "Notes"), payable to the order of that Bank. Each Note shall (i) be dated the date hereof, (ii) be stated to mature on the Termination Date, (iii) bear interest on the unpaid principal amount as provided herein, and (iv) be in the aggregate principal amount of each Bank's maximum Pro Rata share of the Loan Commitment, notwithstanding that the Company shall be obligated to pay only the unpaid principal amount thereof from time to time outstanding together with accrued interest thereon.

                          (c) The Company will pay all accrued and unpaid interest on the Loans on the first day of each month. Prior to an Event of Default, interest shall accrue on the aggregate unpaid principal amount from time to time outstanding under the Notes at a rate per annum equal to (i) the LIBOR Rate on the LIBOR Rate Loans, and (ii) the Prime Rate on Loans which are not LIBOR Rate Loans. Interest shall be computed and adjusted daily based on the actual number of days elapsed in a year of 360 days. All outstanding unpaid principal and accrued interest of the Loans shall be due and payable on December 31, 1997. The Agent may debit to the Company's Loan Account all interest payments when due without prior notice to or consent of the Company.

                          (d) The Company may obtain Loans by making a request therefor to the Agent, orally or in writing. Such request shall specify a Business Day prior to the Termination Date on which such Loans are to be made (the "Borrowing Date"), shall be received by the Agent by Noon three Business Days before the Borrowing Date in the case of LIBOR Rate Loans or otherwise by Noon of the Borrowing Date, and shall specify the amount of the Loans requested, whether the Loans are to be LIBOR Rate Loans and, if so, the requested Loan Period; provided, however, that within three days after any oral request for a Loan, the Agent shall receive from the Company a written confirmation in form acceptable to the Agent confirming the Company's Loan request, and the Banks' obligation to make further Loans hereunder shall be suspended until such confirmation has been received by the Agent. The Company shall be obligated to repay all Loans notwithstanding the failure of the Agent to receive such confirmation, and notwithstanding the fact that the person requesting the Loan was not in fact authorized to do so. Each Loan shall be in the principal amount of the lesser of (i) $500,000 or a multiple thereof or (ii) the Maximum Available Commitment; provided, however, that the Company may not request LIBOR Rate Loans in an amount of less than $1,500,000 per request. The Agent shall promptly inform each Bank of each Loan request. Not later than 3:00 p.m. Milwaukee time on the Borrowing Date, each Bank shall make available to the Agent at its principal office in Milwaukee, Wisconsin, in immediately available funds, the amount of such Bank's Pro Rata share of such Loans. Upon receipt by the Agent of the amount of a Bank's Loan, and fulfillment of the conditions specified in Section 4.2, the

         Agent shall make available to the Company the amount of such Loan by promptly depositing the amount thereof in the general deposit account of the Company maintained at the First Wisconsin Bank.

                          (e) Loans which are not LIBOR Rate Loans may be converted into LIBOR Rate Loans by notice from the Company to the Agent in the form of, and meeting the requirements of, Section 2.1(d). At the end of each respective Loan Period, LIBOR Rate Loans shall become Loans which are not LIBOR Rate Loans unless and until the Company converts such Loans to LIBOR Rate Loans.

                          (f) Any Bank may require any LIBOR Rate Loans to be repaid and may refuse to make LIBOR Rate Loans in the event the Bank determines that (i) maintenance of the LIBOR Rate Loans would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (ii) the interest rate on the LIBOR Rate Loans does not accurately reflect the cost of making such Loans.

                          (g) In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Bank to fund or maintain LIBOR Rate Loans or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Bank), as a result of:

                                  (i)      any payment of any LIBOR Rate Loans
                 on a date other than the last day of the then applicable Loan Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

                                  (ii)  any failure by the Company to borrow,
                 continue or effect by conversion any LIBOR Rate Loans on the date specified in a notice given pursuant to this Agreement;

         then upon the demand of such Bank, the Company shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If a Bank requests such a reimbursement it shall provide the Company with a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be deemed correct in the absence of manifest error.

                 2.2 Interest After Default. After an Event of Default, any amounts not paid when due to the Bank shall bear interest at the rate of 2% per annum in excess of the applicable rates set forth above; provided, that in the case of a LIBOR Rate Loan the maturity of which is accelerated, such LIBOR Rate Loan shall bear interest for the remainder of the applicable Loan Period, at a rate equal to 2% plus the higher of the rate on the LIBOR Rate Loan or the rate on Loans which are not LIBOR Rate Loans. In no event shall the interest rate under the Notes exceed the highest rate permitted by law.

                 2.3 Funding Procedures. Unless the Company or a Bank, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the federal funds rate for such day (as determined by the Agent) together with such other compensatory amounts as may be required to be paid by such Bank to the Agent (for its account) pursuant to the Rules for Interbank Compensation of the Council of International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan. A statement of the Agent submitted to the Company or any Bank with respect to any amounts owing under this Section 2.3 shall be conclusive, in the absence of manifest error. Notwithstanding the compensation set forth above, if any amount due is not in fact made available to the Agent by any Bank within three Business Days after the date of funding, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans not made by such Bank until such amount is recovered, upon demand, from the Bank. Nothing in this Section 2.3 shall be deemed to relieve any Bank from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Company or the Agent may have against any Bank as a result of any default by that Bank hereunder. Moreover, the failure of one of the Banks to make any Loan shall not relieve any other Bank of its obligation to lend hereunder, and in no event shall such other Banks or the Agent be liable in any way whatsoever for such failure of any Bank to make any Loan hereunder absent a Default.

                 2.4 Loan Account. Each Bank will enter as a debit to the Company's Loan Account the aggregate principal amount of the Loans as disbursed or issued from time to time by that Bank. Each Bank shall also record in the Company's Loan Account, in accordance with the Bank's customary accounting practices, accrued interest and all other charges, expenses and other items properly chargeable to the Company hereunder or under the Related Documents to which the Company is a party; all payments made by the Company on account of indebtedness with respect to Loans, if any; and all other appropriate debits and credits. The debit balance of the Company's Loan Account shall reflect the amount of the Company's indebtedness to the Bank from time to time by reason of the Loans and other appropriate charges hereunder. On the written request of the Company, but not more frequently than once each month, each Bank shall render a statement of account of the Company's Loan Account, which statement shall be considered correct and accepted by the Company and conclusively binding upon the Company in the absence of manifest error unless the Company notifies the Bank to the contrary within 30 days of the mailing of such statement by the Bank to the Company.

                 2.5 Payment on Nonbusiness Days; Payment Credit. Whenever any payment to be made hereunder or under the Loans shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest on the Notes. Payments made by the Company to the Agent after 1:00 p.m. Central Time shall be credited on the next Business Day.

                 2.6 Prepayments. The Company may not prepay LIBOR Rate Loans. Subject to the prepayment premium set forth in Section 2.7:

                          (a) Optional Prepayments. The Company may, at its option, at any time and from time to time, prepay the Loans hereunder which are not LIBOR Rate Loans, in whole or in part together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in the principal amount of $150,000 or a multiple thereof.

                          (b) Mandatory Prepayments. At any time that the aggregate principal amount of Loans outstanding hereunder exceeds the Loan Commitment, the Company shall immediately pay the amount of such excess in good funds, together with interest accrued on the amount of the payment.

                 2.7 Prepayment Premium. In the event the Company fully prepays the Loans (as provided in Section 2.6 or upon acceleration following an Event of Default) and the Loan Commitment is terminated, the Company shall pay the Agent for the account of the Banks a prepayment premium equal to one-half percent of the Loan Commitment if the Loans are prepaid before October 1, 1993 or one-quarter percent of the Loan Commitment if the Loans are repaid after September 30, 1993 but before October 1, 1994.

                 2.8 Effect of Regulatory Change. In the event of a Regulatory Change reasonably deemed by a Bank to be material and following notice by the Bank to the Company (reasonably soon after the Bank becomes aware of the effect of the Regulatory Change on the cost of making or maintaining the
Loan) of such Regulatory Change, within ten days after demand from the Bank the Company shall pay to the Bank such amounts as will compensate the Bank for the increase in the cost of making or maintaining the Loans or the reduction in the rate of return to the Bank on the Loans resulting from the Regulatory Change. Notwithstanding the provisions of Section 2.7, the Company may prepay the Loans without premium in the event a Regulatory Change has occurred and is continuing which has the effect of increasing the cost of the Loans to the Company (including interest) by more than one percent (1%).

                 2.9 Security. Payment of all principal and interest under the Notes, the costs of collection and all other obligations of the Company to the Banks hereunder and under the Related Documents shall be secured by a first lien on all of the Property of the Company and WRS of whatever kind and nature, wherever located, whether now owned or subsequently acquired or arising (other than margin stock with a current market value not to exceed $100,000 at any time), and in the products, proceeds, additions and accessions thereof or thereto, in accordance with this Agreement and the Related Documents.

                 2.10 NO OBLIGATION TO EXTEND OR FORBEAR. THE COMPANY ACKNOWLEDGES AND AGREES THAT (i) THE BANKS, UPON EXECUTION HEREOF, WILL HAVE NO DUTY OR OBLIGATION OF ANY KIND TO, AND HAVE MADE NO REPRESENTATIONS OF ANY KIND OR NATURE THAT THEY OR ANY ONE OF THEM WILL, EXTEND CREDIT OR ANY OTHER KIND OF FINANCIAL ACCOMMODATIONS TO THE COMPANY AFTER DECEMBER 31, 1997, OR FORBEAR FROM THE EXERCISE OF ANY OF THEIR RIGHTS OR REMEDIES UNDER THIS AGREEMENT AND THE RELATED DOCUMENTS AFTER THE DATE HEREOF, AND (ii) THE BANKS MAY, IN THEIR SOLE DISCRETION, EXERCISE WHATEVER RIGHTS AND REMEDIES THE BANKS MAY HAVE UNDER THIS AGREEMENT AND THE RELATED DOCUMENTS, AND UNDER APPLICABLE LAW, AT ANY TIME. ALL INDEBTEDNESS AND OTHER OBLIGATIONS OF THE COMPANY TO THE AGENT AND THE BANKS SHALL BE DUE IN FULL ON DECEMBER 31, 1997 WITHOUT FURTHER DEMAND.

                 SECTION 3   REPRESENTATIONS, WARRANTIES AND
                             ACKNOWLEDGMENTS OF THE COMPANY


                 In order to induce the Banks to enter into this Agreement and make the Loans as herein provided, the Company hereby represents, warrants and acknowledges to the Banks as follows:

                 3.1 Organization, Qualification and Subsidiaries. The Company, TSI and WRS are each corporations duly organized and validly existing under the laws of the State of Wisconsin; CST is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware (provided that its state of incorporation may be changed to Wisconsin); and each of the Company, TSI, WRS and CST has the corporate power and authority and all licenses, permits and franchises to own the assets and conduct the business of the Wiscold Business Unit, except (a) to extent failure to obtain or maintain any license, permit or franchise would not cause a Material Adverse Change, (b) for warehousing and food handling permits which have been applied for and will be issued within 90 days after the date hereof (the Company having been informally advised by personnel in the appropriate Wisconsin and Illinois agencies having authority to issue such permits that such agencies do not contemplate taking action against the Company due to the absence of such permits), and (c) for trucking permits which cannot be issued prior to the consummation of the transactions contemplated by the Purchase Agreement, but which will be issued within 90 days after the date hereof. The Company, TSI, WRS and CST are each duly licensed or qualified to do business and in good standing in all jurisdictions where failure to qualify could cause a Material Adverse Change. All of the issued and outstanding capital stock of the Company, TSI, WRS and CST has been validly issued and is fully paid and non-assessable except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes. The Company is a wholly-owned Subsidiary of TSI, which is a wholly-owned subsidiary of CST. Except for the Subsidiaries set forth on
Schedule 3.1 which have no assets other than their names, the Company has no Subsidiaries other than WRS and the Company does not own, directly or indirectly, more than 1% of the total outstanding shares of any class of capital stock of any Person other than WRS.

                 3.2   Financial Statements.

                          (a) The Company has furnished the Banks year-end audited financial statements of the Seller for its fiscal years ended December 31, 1990 and December 31, 1991, audited by Deloitte & Touche, and the financial statements prepared by the Seller for the seven-month period ended July 31, 1992. To the best of the Company's knowledge, all such financial statements (balance sheets, statements of earnings, statements of stockholders' equity, statements of changes in financial position and the notes and schedules thereto) are accurate and complete and were prepared in accordance with GAAP (except as set forth on Schedule 3.2(a) and except the interim financial statements are subject to normal year-end adjustments) consistently applied throughout the applicable periods, and present fairly the financial condition of the Seller as of such dates and the results of its operations for the periods then ended. To the best of the Company's knowledge, as of the date hereof there has been no material adverse change in the business, properties or condition, financial or otherwise, of the Seller since the date of the latest of such statements. To the best of the Company's knowledge, the Purchase Agreement accurately discloses all material assets of Seller that will be acquired by the Company, TSI and CST. The Purchase Agreement provides in Section 2.1 thereof the liabilities, direct or contingent, of the Seller that will be assumed by the Company, TSI and CST. The Wiscold Business Unit has no other liabilities except as disclosed on attached Schedule 3.2(b), except expenses incurred in connection with consummating the Related Transactions and the Loans which shall not exceed $500,000. The Company's fiscal year ends on June 30.

                          (b) The financial forecasts dated August 7, 1992 and furnished to the Banks by the Company were prepared in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date of such information, and which assumptions are believed to be reasonable as of the date hereof.

                 3.3 Authorization. The making, execution, delivery and performance of this Agreement and the Related Documents to which they are party by the Company, CST, TSI and WRS have each been duly authorized by all necessary corporate action. The execution and delivery of this Agreement and the Related Documents, and the transactions contemplated hereby and thereby, is not and will not be subject to the approval or consent of any Government Authority. The Company has the corporate power and authority to borrow hereunder and each of the Company, CST, TSI and WRS has the corporate power and authority to enter into the Related Documents to which they are party and to grant the liens and security interests and consents provided for in the Related Documents.

                 3.4 Absence of Conflicting Obligations. The making, execution and performance of this Agreement and the Related Documents and compliance with their respective terms do not violate or constitute a default under any presently existing Requirement of Law or any covenant, indenture, lease, contract, agreement or instrument to which the Company, TSI, CST or WRS is a party or by which it is bound.

                 3.5 Taxes. The Company, TSI, CST and WRS have filed all federal, state, foreign and local tax returns which were required to be filed, except those returns for which the due date has been validly extended. The Company, TSI, CST and WRS have paid or made provisions for the payment of all taxes owed, and no tax deficiencies have been proposed or assessed against the Company, TSI, CST or WRS which could cause a Material Adverse Change. There are no pending or, to the knowledge of the Company, TSI, CST and WRS, threatened tax controversies or disputes as of the date hereof.

                 3.6 Absence of Litigation. None of the Company, TSI, CST and WRS is a party to, nor so far as is known to the Company, TSI, CST and WRS is there any threat of, any litigation or administrative proceeding at law or in equity which would, if adversely determined, cause a Material Adverse Change, and, to the best of the knowledge of the Company, TSI, CST and WRS after diligent inquiry, there are no presently existing facts or circumstances likely to give rise to any such litigation or administrative proceeding.

                 3.7 Accuracy of Information. All information, certificates or statements given by the Company, TSI, CST and WRS to any of the Banks in, or pursuant to, this Agreement were accurate, true and complete in all material respects when given, continue to be accurate, true and complete as of the date hereof, and do not contain any untrue statement or omission of a material fact necessary to make the statements therein not misleading. There is no fact known to the Company, TSI, CST and WRS which can reasonably be expected to cause a Material Adverse Changewhich has not been set forth in this Agreement, the Related Documents or other documents, certificates or statements furnished to the Banks by or on behalf of the Company, TSI, CST and WRS in connection with the transactions contemplated hereby.

                 3.8 Ownership of Property. The Company, TSI, CST and WRS each have good and marketable title to all of the assets and properties of the Wiscold Business Unit, including the properties and assets purchased from the Seller. There are no Liens of any nature on any of the assets or properties of the Company or the Wiscold Business Unit except Permitted Liens. Except to the extent noncompliance could not reasonably be expected to cause a Material Adverse Change and except as set forth on Schedule 3.8, all Property useful or necessary in the business of the Company and the Wiscold Business Unit, whether leased or owned, is in good condition, repair and working order (ordinary wear and tear excepted) and, to the best of the knowledge of the Company, TSI, CST and WRS, complies with all applicable Requirements of Law. The Company, TSI,

CST and WRS, complies with all applicable Requirements of Law. The Company, TSI, CST and WRS own (or are licensed to use) and possess all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights necessary for the conduct of the businesses of the Wiscold Business Unit as now conducted without, individually or in the aggregate, any infringement upon rights of other
Persons which could cause a Material Adverse Change.

                 3.9 Federal Reserve Regulations. The Company will not, directly or indirectly, use any Loan to purchase or carry more than $100,000 of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended) or extend credit to other Persons for any such purpose or to refund indebtedness originally incurred for any such purpose.

                 3.10 ERISA. Except to the extent noncompliance would not cause a Material Adverse Change, the Company, CST, TSI and WRS are in compliance with provisions of ERISA applicable with respect to the Wiscold Business Unit and (i) no "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code has occurred; (ii) there has not been any "reportable event" as defined in Section 4043 of ERISA; (iii) no "accumulated funding deficiency" as defined in Section 302 of ERISA (whether or not waived) has occurred; (iv) there are no unfunded vested liabilities of any Employee Plan administered by the Company; and (v) the Company or the plan sponsor has timely filed all returns and reports required to be filed for each Employee Plan.

                 3.11 Security Interest. The Banks have a legal, valid and perfected first priority security interest in the property of the Company and WRS described in the Related Documents to the extent such perfection and priority can be obtained by filing, by possession of Collateral held by the Agent or any Bank or by notation of the security interest on motor vehicle titles, and the property subject to the Related Documents shall be free and clear of all other Liens whatsoever, except Permitted Liens. The obligations of TSI and CST to the Company which shall be collaterally assigned to the Agent under the Collateral Assignments and the Pledge Agreement are the valid and binding obligations of TSI and CST, enforceable in accordance with their terms and free from any offset, defense, recoupment or counterclaim, in law or in equity, of any kind or nature and are secured by valid, perfected and enforceable security interests in the assigned Collateral and subject only to Permitted Liens.

                 3.12 Places of Business. The principal place of business and chief executive office of the Company is located in Wisconsin, and the books and records of the Company and all records of account are located and hereafter shall continue to be located at 11430 West Burleigh Street, Wauwatosa, Wisconsin.

                 3.13 Other Names. Within the last five years, the business conducted by the Company has not been conducted under any corporate, trade or fictitious name other than the names set forth on Schedule 3.13 and following the date hereof the Company will not conduct its business under any other trade or fictitious name unless the Company shall have delivered prior written notice to the Banks of such name change and executed and delivered such documents as the Agent may request to maintain or protect the perfection of its security interests in the Collateral.

                 3.14 Investment Company Act. The Company is not an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 3.15 No Defaults. Neither the Company nor the Wiscold Business Unit is in default under or in violation of (i) any Requirement of Law except as set forth on Schedule 3.8, (ii) any indenture, deed, lease, agreement, mortgage, deed of trust, note or any other instrument to which the Company is a party or by which the Company is bound, or to which the Company or its assets are subject, or (iii) any Indebtedness, or if any such default or violation described in subsections (i) through (iii) exists, the failure to cure such default or violation would not result in a Material Adverse Change, or cause the termination of any material agreement with respect to the Wiscold Business Unit.

                 3.16 Environmental Laws. Except as set forth on Schedule 3.8, the businesses of the Company and the Wiscold Business Unit and, to the best of the knowledge of the Company, TSI, CST and WRS after reasonable investigation (including Phase I environmental assessments of the real estate purchased from the Seller), the business of the Seller have been operated in full compliance with the Environmental Laws and the Company is not subject to any Environmental Liability relating to the conduct of its business or the ownership of its Properties which could reasonably be expected to cause a Material Adverse Change and no facts or circumstances presently exist which could reasonably be expected to give rise to such Environmental Liabilities. No notice has been served on the Company, or, to the best of the Company's knowledge, on the Seller claiming any violation of Environmental Laws which could reasonably be expected to cause a Material Adverse Change, asserting Environmental Liability or demanding payment or contribution for Environmental Liability or violation of Environmental Laws except as set forth on Schedule 3.8.

                 3.17 Representations and Warranties Under Purchase Agreement. The representations and warranties of the Company and, to the best of the Company's knowledge, the Seller contained in the Purchase Agreement are true and correct (in all material respects in the case of the Seller) on the date hereof as if made on the date hereof.

                 3.18 Values, Etc. On the date hereof, after giving effect to the Related Transactions, (i) the Company's assets, at fair valuation, will exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company, (ii) the Company will have sufficient cash flow to enable it to pay its debts as they mature, and (iii) the Company will not have an unreasonably small capital with which to engage in its anticipated business.

                 SECTION 4   CONDITIONS PRECEDENT TO LOANS


                 4.1 Initial Loans. In addition to the terms and conditions otherwise contained herein, the obligation of the Banks to make the initial Loans is conditioned on the Banks receiving, prior to or on the date of such Loans, each of the following:

                          (a)     the executed Notes;

                          (b)     the executed Security Agreements;

                          (c) officially stamped acknowledgment copies of financing statements or other evidence satisfactory to the Banks to show that financing statements have been filed in each jurisdiction where such filing is necessary to perfect the security interests of the Banks created by the Security Agreements, the Collateral Assignments and the Pledge Agreement;

                          (d) the Pledge Agreement, executed by duly authorized officers of the Company, together with the collateral pledged thereunder and such consents of CST and TSI to the collateral pledge as the Banks shall reasonably require;

                          (e) the executed documents underlying the Collateral Assignments, Collateral Assignments and such consents to the Collateral Assignments as the Banks shall reasonably require;

                          (f)     the executed Guaranties;

                          (g) corporate borrowing resolutions, together with a certificate of the Secretary of each of CST, TSI, the Company and WRS as to the accuracy of a copy of the resolutions and Bylaws of each attached thereto and as to the incumbency of the officers of each of CST, TSI, the Company and WRS;

                          (h) the opinions of counsel for the Company, TSI, CST and WRS in the form of Exhibit H;

                          (i) for each of CST, TSI, the Company and WRS, a certificate of status and a certified copy of the Articles of Incorporation for the Company, issued by the Office of the Secretary of State of incorporation as of a recent date;

                          (j) certificates of insurance evidencing that the Agent has been named as a loss payee under the insurance required to be carried under this Agreement and under all insurance carried by CST, TSI and WRS for the Wiscold Business Unit;

                          (k) evidence satisfactory to the Banks that there are no Liens of record in the Property of the Company, TSI and WRS and in the Property of CST included in the Wiscold Business Unit, other than Permitted Liens;

                          (l) the Certification as to Financial and Closing Matters, including a certification of compliance with all of the terms and conditions contained herein, in the form of Exhibit I, executed by the Company;

                          (m) the initial installment of the Agent's fee under Section 5.9;

                          (n) evidence satisfactory to the Banks of the completion of the Related Transactions;

                          (o) the Subordination Agreement, executed by the Company and CST; and

                          (p) such additional supporting documents and materials as the Agent may reasonably request.

                 4.2 Subsequent Loans. In addition to the terms and conditions otherwise contained herein, the obligation of each of the Banks to make subsequent Loans is subject to the satisfaction, on the date of making each such Loan, of the following conditions:

                          (a) All of the representations, warranties and acknowledgments of the Company contained in this Agreement shall be true and accurate on and as of the date of such Loan as if made on such date except to the extent the representations, warranties and acknowledgments relate solely to an earlier date, and each request for a Loan shall constitute an affirmation by the Company that such representations and warranties are then true and accurate;

                          (b)     There shall not exist on such date any
         Default;

                          (c) The aggregate principal amount of all Loans outstanding, together with the amount of any Loan requested shall not exceed the Loan Commitment; and

                          (d) The Agent shall have received executed loan requests for all Loans previously requested by the Company and the matters certified therein and herein shall have been true and correct on the date thereof and shall continue to be true and correct on the date of the requested Loans or other obligations.

                 SECTION 5   AFFIRMATIVE COVENANTS


                 From and after the date of this Agreement and until the Termination Date and the entire amount of principal of and interest due on the Loans and all other obligations to the Banks are paid in full:

                 5.1 Corporate Existence, Properties, Etc. The Company, TSI, CST and WRS shall each: (a) maintain its corporate existence, (b) maintain its rights and franchises to the extent failure to maintain such rights and franchises would result in a Material Adverse Change, or cause the termination of any material agreement with respect to the Wiscold Business Unit; (c) comply in all material respects with all Requirements of Law; (d) not engage in any line of business other than any line of business now conducted and proposed to be conducted by the Wiscold Business Unit provided that CST may engage in any business apart from the Wiscold Busines Unit; (e) pay before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other government charges against it and any Property of the Wiscold Business Unit, and all other liabilities except to the extent and so long as the same are being contested in good faith by appropriate proceedings, with adequate reserves having been provided or to the extent failure to pay such liabilities would not result in a Material Adverse Change; and (f) maintain insurance for the Wiscold Business Unit of such nature and in such amounts as is customarily maintained by companies engaged in the same or similar business and such other insurance as may be required by law or as may be reasonably required in writing by the Agent. Each policy providing liability coverage for the Wiscold Business Unit shall name the Agent as an additional insured, and each policy insuring the Property of the Wiscold Business Unit shall name the Agent as loss payee, as its interest appears, and all policies shall require the insurer to give the Agent 30 days' prior written notice of the modification, cancellation or nonrenewal of the policy. The Company will furnish copies of all such insurance policies in compliance with the requirements of this paragraph on the date hereof and on each renewal date of such policies. To the extent the Agent receives proceeds of insurance, the Required Banks may, in their discretion, apply such proceeds to reduce the outstanding balance of the Loans and to permanently reduce the Loan Commitment or deliver the proceeds to the Company, CST, TSI or WRS to repair, restore or replace the Collateral. Notwithstanding the foregoing, the Required Banks shall upon the request of the Company direct the Agent to deliver insurance proceeds to repair, restore or replace the Collateral so long as such proceeds do not exceed $5,000,000, no Event of Default has occurred and is continuing, and no Default will occur as a result of the casualty giving rise to the insurance proceeds.

                 5.2 Maintenance of Property. The Company, TSI, CST and WRS shall each: keep all Property useful and necessary in the business of the Wiscold Business Unit, whether leased or owned, in good condition, repair (ordinary wear and tear excepted), and working order and condition and from time to time make or cause to be made all needed and proper repairs, renewals, replacements, betterments and improvements so that the business carried on in connection therewith may be conducted to the best economic advantage at all times.

                 5.3 Financial Statements. The Company, TSI, CST and WRS shall each: maintain a standard and modern system of accounting in accordance with sound accounting practice, and furnish to each of the Banks such information respecting the business, assets and financial condition of the Company and the Wiscold Business Unit as they may reasonably request and, without request furnish to each of the Banks:

                          (a) within 45 days after the end of each of the first three quarters of the Company's fiscal year, financial statements for the Wiscold Business Unit on a consolidated basis only including the balance sheets for the Wiscold Business Unit as of the end of each such quarter and statements of income, retained earnings and cash flow of the Wiscold Business Unit for each such quarter and for that part of the fiscal year ending with such quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year if available and a comparison of actual cash flow, income and capital expenditures with amounts budgeted for such period, all in reasonable detail and certified as true and correct, subject to review and normal year-end adjustments, by the chief financial officer of the Company;

                          (b) as soon as available, and in any event within 90 days after the close of each fiscal year, a copy of the detailed annual audit report for such year and accompanying financial statements for CST as of the end of such year, containing balance sheets and statements of income, retained earnings and cash flows for such year and for the previous fiscal year together with supplemental consolidating schedules, with consolidating balance sheet and income statements for the Wiscold Business Unit and of CST other than the Wiscold Business Unit, as audited by an independent certified public accountant of recognized standing selected by CST and satisfactory to the Banks, which report shall be accompanied by (i) the unqualified opinion of such accountants to the effect that the statements present fairly, in all material respects, the financial position of CST as of the end of such year and the results of operations and cash flows for the year then ended in conformity with GAAP; and (ii) a certificate of such accountants stating that their review disclosed no Default or that their review disclosed a Default and specifying the same and the action taken or proposed to be taken with respect thereto;

                          (c)     with the financial statements described in
         (a) and (b) above, the certificate of the president or chief financial officer of the Company (i) to the effect that a review of the activities of the Company during such period has been made under his supervision with a view to determining whether the Company has observed, performed and fulfilled each and every covenant and condition in this Agreement and the Related Documents, and no Default has occurred (or if such Default has occurred, specifying the nature thereof and the period of existence thereof and the steps, if any, being undertaken to correct the same); and (ii) showing compliance with the covenants contained in Sections 6.8 through 6.11 and the computation thereof; and

                          (d) promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken with respect thereto: (i) the occurrence of any Default, (ii) the institution of, or any adverse determination or materially adverse development in, any litigation, arbitration proceeding or governmental proceeding in which an adverse determination could cause a Default or result in the modification or termination of this Agreement or any Related Document, (iii) the occurrence of a

         "reportable event" under, or the institution of steps by the Company to withdraw from, or the institution of any steps to terminate, any Employee Plan as to which the Company may have liability in an amount of $250,000 or more, or (iv) any event which could reasonably be expected to cause a Material Adverse Change or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Related Documents.

All financial statements referred to herein shall be complete and correct in all material respects and shall be prepared in reasonable detail and (except as otherwise provided above) on a consolidated and (except for statements of cash flow) consolidating basis in accordance with GAAP.

                 5.4 Inspection of Properties and Records. The Company, CST, TSI and WRS shall permit representatives of the Agent to visit any of the Properties of the Wiscold Business Unit or the Company and examine any of its books and records and to discuss affairs, finances and accounts relating to the Wiscold Business Unit and the Company with its officers and independent certified public accountants (in the presence of an officer of the Company but only so long as such officer does not interfere with such discussions with the accountants), all at any reasonable time following reasonable notice and as often as may be reasonably desired, and facilitate such inspection and examination. The Company shall pay for the ordinary and necessary expenses incurred by the Agent in connection with any inspection pursuant to this Section, including travel and administration expenses incurred by representatives of the Agent.

                 5.5 Use of Proceeds. The Company shall use the entire proceeds of the Loans to acquire the assets of the Seller, to make the loans to TSI and CST evidenced by the TSI Note and the CST Note respectively, to make loans to TSI secured by notes and mortgages pledged to the Banks solely to enable TSI to repair, maintain, expand or improve the assets acquired from the Seller, and for general corporate purposes of the Company only.

                 5.6 Bank Accounts. The Company shall maintain its principal deposit accounts with the Banks.

                 5.7 Indemnity. The Company hereby agrees to indemnify each of the Banks against any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs and expenses of any kind or nature whatsoever, including reasonable attorneys' fees and expenses, incurred by any Bank arising out of, in any way connected with, or as a result of (i) this Agreement or the Related Documents or the transactions contemplated hereby or the enforcement (including collection or disposition of Collateral) of any of the terms hereof or of the Related Documents, (ii) any acquisition or attempted acquisition of stock or assets of another Person or entity by the Company, (iii) the use of any of the proceeds of any loans made hereunder by the Company for the making, or furtherance of, any such acquisition or attempted acquisition, (iv) the execution and delivery of this Agreement by the parties hereto and the performance of their respective obligations hereunder, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not any of the Banks is a party thereto; provided, however, that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from
(A) any breach by a Bank of its obligations under this Agreement, (B) any commitment made by a Bank to any Person other than the Company which would be breached by the performance of the Bank's obligations under this Agreement, or
(C) any gross negligence or willful misconduct of a Bank.

                 5.8   Environmental Compliance.

                          (a) The Company, CST, TSI and WRS shall obtain and maintain at all times throughout the term of this Agreement all permits, licenses and other authorizations required under Environmental Laws, and comply in all respects with all terms and conditions of the required permits, licenses and authorizations and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws to the extent failure to obtain such authorizations or to comply with Environmental Laws would result in a Material Adverse Change;

                          (b) The Company, CST, TSI and WRS shall notify the Banks promptly upon obtaining knowledge that (i) any real property or other facility previously owned or presently owned or operated by the Company, TSI, WRS or the Wiscold Business Unit is the subject of an environmental investigation by any Government Authority having jurisdiction over the enforcement of Environmental Laws, or (ii) the Company, TSI or WRS has been or can be reasonably expected to be named as a responsible party subject to Environmental Liability under any Environmental Laws. If the Company, TSI, CST or WRS is notified of any event described in (i) or (ii) above, the Company shall immediately undertake to hire a firm or firms of geotechnical engineers and/or environmental consultants approved by the Banks, which approval shall not be unreasonably withheld, to determine as soon as is practicably possible whether there has been a violation of an Environmental Law and the nature and extent thereof and the potential dollar liability of the Company or the Wiscold Business Unit with respect thereto, and the Banks shall be provided with all studies and reports compiled by such firms as soon as such studies and reports become available; provided, that if any Government Authority shall undertake to make the determinations described above, the Company shall not be required to hire any engineers or consultants but shall provide the Banks with all reports and findings of such Government Authority as soon as such reports and findings are made available to the Company and shall fully cooperate with such Government Agency in the conduct of its investigation; and

                          (c) The Company shall indemnify the Agent and the Banks against any and all losses, claims, damages, liabilities and expenses (including costs and reasonable attorneys' fees) incurred by the Agent or any of the Banks resulting from any violation of Environmental Law by the Company or by any Property of the Wiscold Business Unit as well as any cost or expense incurred by the Agent or any of the Banks for the remediation of such condition. The foregoing indemnities shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or of the Notes, any investigation made by or on behalf of the Banks or the Company, and the content or accuracy of any representation or warranty made under this Agreement.

NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS AGREEMENT, OR IN THE RELATED DOCUMENTS, OR IN THE ENFORCEMENT OF THIS AGREEMENT OR THE RELATED DOCUMENTS, SHALL CONSTITUTE OR BE CONSTRUED AS GRANTING OR PROVIDING THE RIGHT, POWER OR CAPACITY TO THE AGENT OR THE BANKS TO EXERCISE (a) DECISION MAKING CONTROL OF THE COMPANY'S COMPLIANCE WITH ANY ENVIRONMENTAL LAW, OR (b) DAY TO DAY DECISION MAKING OF THE COMPANY WITH RESPECT TO (i) COMPLIANCE WITH ENVIRONMENTAL LAWS OR (ii) ALL OR SUBSTANTIALLY ALL OF THE OPERATIONAL ASPECTS OF THE COMPANY, OTHER THAN COMPLIANCE WITH ENVIRONMENTAL LAWS.

                 5.9 Fees and Costs. The Company shall pay the Agent for its account an agency fee of $25,000 on the date hereof and $10,000 on each August 1 hereafter and its additional reasonable costs including, but not limited to, audit or inspection fees, appraisal fees under Section 5.11, interest rate swap fees under Section 5.10, wire transfer or other charges pertaining to the transfer of funds, lockbox fees and charges arising from returned or dishonored checks of any account debtor.

                 5.10 Rate Swap. Within 90 days after the date of this Agreement, the Company shall enter into a five-year interest rate swap agreement with the Banks upon terms and conditions reasonably satisfactory to the Banks and reasonably available from financial institutions of similar size and credit quality in an amount not less than $30,000,000 and all of the Company's obligations under such agreement shall be secured by the Related Documents.

                 5.11 Appraisals. If and to the extent required at any time of any Bank by any Government Authority or Requirement of Law, permit an independent appraiser selected by the Agent to conduct appraisals, at the Company's expense, of all real estate, equipment and other tangible assets acquired from the Seller by the Company, TSI and CST. The Company shall facilitate such appraisals and may obtain copies of, but may not rely, on such appraisals for any purpose.


                 SECTION 6   NEGATIVE COVENANTS


                 From and after the date of this Agreement and until the Termination Date and the entire amount of principal of and interest due on the Loans and all other obligations to the Banks are paid in full:

                 6.1 Sale of Assets, Consolidation, Merger, Etc. The Company, TSI, CST and WRS shall not directly or indirectly (a) sell, lease, transfer or otherwise dispose of assets or properties of the Wiscold Business Unit having an aggregate net book value in excess of $250,000 in any fiscal year, whether in one or in a series of transactions except to the extent proceeds result from a transaction with a Person who is not an Affiliate at fair market value as agreed upon by the Banks and are applied to pay the Loans and permanently reduce the Loan Commitment and except for disposal of obsolete equipment; (b) consolidate or merge with or into any other Person; (c) except with respect to the leases dated of even date herewith of real estate acquired from the Seller by TSI, enter into any agreement, directly or indirectly, to sell or transfer any Property, real or personal, used or useful in the business of the Wiscold Business Unit, and thereafter lease such property or other property which it intends to use for substantially the same purposes; (d) sell, issue or otherwise distribute any security of the Company, TSI or WRS, including any shares of capital stock, except as provided in the subordinated debt purchase agreement of even date herewith between the Company and CST and except that the Company may convert such subordinated debt to equity; (e) create or permit any Subsidiary to create a new Subsidiary; or (f) permit any Subsidiary listed on Schedule 3.1 to hold assets or incur Indebtedness.

                 6.2 Indebtedness. CST shall not with respect to the Wiscold Business Unit and the Company, TSI and WRS shall not in any manner issue, create, incur, assume or otherwise become liable with respect to (or agree to issue, create, incur, assume or otherwise become liable with respect to), or permit to remain outstanding, any Indebtedness except (i) Indebtedness to the Banks under this Agreement and the Related Documents; (ii) Indebtedness which has been subordinated to the Banks in form and substance satisfactory to the Required Banks (including the Subordinated Debt); (iii) liabilities (other than for borrowed money) incurred in the ordinary course of business which are not more than 90 days overdue, unless being contested in good faith and with due diligence; (iv) Indebtedness secured by Liens within the limitations permitted under Section 6.3; (v) Indebtedness disclosed in Section 2.1 of the Purchase Agreement and Schedule 3.2(b); (vi) Indebtedness for deferred taxes, obligations owed to employees for services actually performed and unfunded liabilities pursuant to Employee Plans; or (vii) Indebtedness in an aggregate amount of not more than $250,000 in excess of the limitations prescribed by Sections 6.2(i), (ii), (iii), (iv), (v) and (vi).

                 6.3 Liens. CST shall not with respect to the Wiscold Business Unit and the Company, TSI and WRS shall not in any manner create or permit to be created or allow to exist any Lien except Permitted Liens upon or interest in any Property or assets now owned or hereafter acquired other than margin stock. For purposes herein, Permitted Liens shall mean: (i) liens for taxes, assessments, or governmental charges, carriers', warehousemen's, repairmen's, mechanics', materialmen's and other like liens, which are either not delinquent or are being contested in good faith by appropriate proceedings which will prevent foreclosure of such liens, and against which adequate cash reserves have been provided; (ii) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect upon the ownership and use of the affected Property; (iii) liens or deposits in connection with worker's compensation, unemployment insurance, social security or other insurance or to secure customs duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids, other than contracts for the payment of money borrowed, or deposits required by law as a condition to the transaction of business or other liens or deposits of a like nature made in the ordinary course of business; (iv) liens in favor of the Banks pursuant to the Related Documents and the documents securing the CST Note and the TSI Note; (v) additional conditional sales, purchase money mortgages or other title retention agreements on machinery and equipment acquired in the ordinary course of business and otherwise permitted to be acquired hereunder created at the time of the acquisition of such property solely for the purposes of securing the Indebtedness incurred to finance the cost of such property, provided no such

Lien shall extend to any property other than the property so acquired and identifiable proceeds; and (vi) Liens described in Schedule 6.3.

                 6.4 Guaranty. Except for the Guaranties and except for letters of credit or banker's acceptances issued by the Agent on behalf of and with the consent of the Banks, the Company, TSI and WRS shall not guaranty or otherwise in any way become or be responsible for obligations of any other Person, whether by an agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution advanced or loaned) for the purpose of paying or discharging the indebtedness of any Person, or otherwise, except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                 6.5 Dividends. The Company, TSI and WRS shall not declare any dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any shares of any class of stock, whether now or hereafter outstanding, or make any other distribution in respect thereof (including, but not limited to, the payment of management fees to any Affiliate), either directly or indirectly, whether in cash or property or otherwise.

                 6.6 Loans, Investments. The Company, TSI and WRS shall not make or commit to make advances, loans, extensions of credit or capital contributions to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person except: (a) accounts, chattel paper, and notes receivable, created in the ordinary course of business; (b) advances in the ordinary course of business to suppliers, employees and officers of the Wiscold Business Unit in an aggregate amount at any time outstanding of not more than $250,000; (c) investments in bank certificates of deposit (but only with FDIC-insured commercial banks having a combined capital and surplus in excess of $20,000,000), open market commercial paper maturing within one year sold by the money center of any of the Banks or having the highest rating of either Standard & Poors Corporation or Moody's Investors Services, Inc., U.S. Treasury Bills subject to repurchase agreements and short-term obligations issued or guaranteed by the U.S. Government or any agency thereof; (d) investments in open-end diversified investment companies of recognized financial standing investing solely in short-term money market instruments consisting of securities issued or guaranteed by the United States government, its agencies or instrumentalities, time deposits and certificates of deposit issued by domestic banks or London branches of domestic banks, bankers acceptances, repurchase agreements, high grade commercial paper and the like; (e) margin stock with a current market value not to exceed $100,000; (f) loans made to CST and TSI pursuant to the CST Note, the TSI Note and Section 5.5; (g) additional equity investments in the Company by TSI; and
(h) the initial capital contribution on the date hereof by the Company to WRS to enable WRS to purchase trucks from the Seller; provided, that for (a) through (d) above, each such investment has a maturity date not later than 180 days after the date of purchase or making thereof and, except for (b), (g) and
(h) above, upon the request of the Agent is pledged and delivered to the Agent.

                 6.7 Compliance with ERISA. The Company, TSI and WRS shall not to the extent it would cause a Material Adverse Change, (a) terminate any Employee Plan; (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Employee Plan; or (c) incur or suffer to exist any "accumulated funding deficiency" (as defined in Section 302 of ERISA).

                 6.8 Tangible Net Worth. The Company, CST, TSI and WRS shall not permit the Tangible Net Worth of the Wiscold Business Unit to be less than $17,500,000 at any time from the date hereof through June 29, 1993, $18,500,000 at any time from June 30, 1993 through June 29, 1994, $20,500,000 at any time from June 30, 1994 through June 29, 1995, $23,000,000 at any time from June 30, 1995 through June 29, 1996, $26,000,000 at any time from June 30, 1996 through June 29, 1997, or $29,500,000 at any time after June 29, 1997; or permit the sum of Tangible Net Worth plus Indebtedness which is fully subordinated to the Banks (in form and substance acceptable to the Banks) of the Company, CST, TSI or WRS to be less than $1.

                 6.9 Leverage Ratio. The Company, CST, TSI and WRS shall not permit the Leverage Ratio to exceed 2.80 to 1 at any time.

                 6.10 Debt Service Ratio. The Company, CST, TSI and WRS shall not permit the ratio of the Wiscold Business Unit's Net Income plus interest expense, depreciation expense and amortization expense, deferred taxes and other noncash charges to the required payments of principal and interest on the Loans to be less than 1.20 to 1 (a) at the end of the ten-month period ending June 30, 1993, or (b) at the end of any fiscal quarter thereafter calculated on a four-quarter rolling basis.

                 6.11 Net Income. The Company, CST, TSI and WRS shall not permit Net Income of the Wiscold Business Unit for any fiscal year to be less than $1.

                 6.12 Affiliates. The Company, TSI and WRS shall not permit any transaction with any Affiliate, except (a) on terms not less favorable than would be usual and customary in similar transactions with Persons who are not Affiliates, (b) the transactions permitted under the real estate leases of even date herewith between TSI and the Company, (c) the transactions contemplated by the subordinated debt purchase agreement of even date herewith between CST and the Company, (d) the transactions contemplated by the CST Note and the TSI Note, (e) the advances to CST and TSI permitted under Section 5.5, and (f) the transactions pursuant to the Management Agreement of even date herewith between the Company and CST, without amendment.

                 6.13 Leases. The Company, TSI and WRS shall not pay or become liable with respect to any lease or rental of real or personal property, except for leases dated of even date herewith for rental of real property acquired from the Seller by TSI, provided that the terms thereof shall not be supplemented or amended in a manner adverse to the Company, except for any operating lease or rental obligation as lessee of personal property required in the business of the Wiscold Business Unit and entered into in the ordinary course of business. In no event will the aggregate annual obligations for leased or rented property of the Wiscold Business Unit exceed $1,500,000, excluding leases between the Company, TSI and WRS and CST (solely with respect to the Wiscold Business Unit).



                 SECTION 7   DEFAULT


                 7.1 Events of Default Defined. The following events shall be "Events of Default" as used herein:

                          (a)     the Company shall fail to pay any
         Indebtedness to the Banks, including the Notes and amounts due under Sections 2.6(b) and 5.9, when and as the same shall become due and payable, whether upon demand, at maturity or by acceleration or otherwise, which default shall remain uncured for a period of five days;

                          (b) the Company, CST, TSI or WRS shall fail to perform the covenants contained in Sections 6.8 through 6.11 and such default shall continue for ten days after the due date of the financial statements or officer's certificate showing the default.

                          (c) the Company, CST, TSI or WRS shall fail to observe or perform any of the covenants, agreements or conditions contained in Section 5.1(a), 5.4, 5.6, or any provision of
         Section 6 other than Sections 6.8 through 6.11;

                          (d) the Company, CST, TSI or WRS shall fail to observe or perform any of the other covenants, agreements or conditions contained in this Agreement, the Related Documents, the TSI Note, the CST Note, or the documents securing the TSI Note or the CST Note and such default shall continue for thirty days after written notice thereof is given by the Agent to the Company;

                          (e) any representation or warranty made by the Company, CST, TSI or WRS herein or in any certificate, document or financial statement delivered to the Banks pursuant hereto shall prove to have been incorrect in any material adverse respect as of the time when made or given;

                          (f) a final judgment shall be entered against the Company, TSI or WRS which singularly or when added to another final judgment (or judgments) against the Company, TSI and WRS exceeds the aggregate amount of $250,000 or a final judgment shall be entered against CST which singularly or when added to another final judgment (or judgments) against CST could result in a Material Adverse Change, and such judgment (or judgments) shall remain outstanding and unsatisfied, unbonded and unstayed after thirty days from the date of entry thereof;

                          (g) the Company, TSI, CST or WRS shall take or fail to take any action which constitutes an admission of inability to pay its debts as they mature; or make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its respective assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, in which an order for relief is entered or which remains undismissed for a period of thirty days or more; or it by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty days or more;

                          (h) the Company, TSI, CST or WRS adopts a plan of liquidation of its assets;

                          (i) the Company, TSI or WRS shall default (as principal or guarantor or otherwise) either in the payment of the principal of or interest on any other Indebtedness aggregating $250,000 or more, or CST shall default (as principal or guarantor or otherwise) either in the payment of the principal of or interest on any other Indebtedness and such default could result in a Material Adverse Change, or the Company, TSI, CST or WRS shall default with respect to any of the provisions of any evidence of such Indebtedness or any agreement under which such evidence of Indebtedness may have been issued, and such default shall continue for more than any period of grace, if any, specified in such instrument, unless the Company, TSI, CST or WRS is contesting such default in good faith and the Banks agree, that the Company, TSI, CST or WRS is so contesting such default;

                          (j) any federal, state or local government agency or any geotechnical engineer or environmental consultant hired by the Company, TSI or CST shall determine that the potential uninsured liability of CST with respect to the assets of the Wiscold Business Unit or of the Company, TSI or WRS for damages caused by the discharge of any Hazardous Substance, including liability for real property damage or remedial action related thereto or liability for personal injury claims, exceeds $250,000 and the Company, TSI, CST or WRS is unable to provide for such liability in a manner reasonably acceptable to the Banks;

                          (k) CST shall (i) cease to own a majority of each class of voting stock of TSI, (ii) default in the payment of the CST Note, or (iii) default under the subordinated debt purchase agreement of even date herewith between CST and the Company;

                          (l) TSI shall (i) default in the payment of the TSI Note, (ii) fail to observe or perform, or take any action to revoke, its Guaranty, or (iii) cease to own a majority of each class of voting stock of the Company; or

                          (m) WRS shall fail to observe or perform, or take any action to revoke, its Guaranty.

                 7.2   Remedies Upon Event of Default.

                          (a) Upon the occurrence of an Event of Default specified in clauses 7.1(g) or (h) above, then, without presentment, notice, demand or action of any kind by the Agent or any Bank, all of which are hereby waived: (i) the Commitments and the obligations of the Banks to make any Loans hereunder shall automatically and immediately terminate; and (ii) the entire amount of unpaid principal of and accrued and unpaid interest on the Notes and the Indebtedness to the Banks and all other obligations to the Banks shall become automatically accelerated and immediately due and payable.

                          (b) Upon the occurrence of an Event of Default specified in clause 7.1(a) above which is continuing, the Agent shall, upon the request of any Bank, without presentment, notice, demand or action of any kind by the Agent or any Bank, all of which are hereby waived: (i) immediately notify the Company and each of the Banks to terminate the Commitments and the Banks' obligation to make any Loans, and the same shall immediately terminate; and (ii) declare the entire amount of the unpaid principal of and accrued and unpaid interest on the Notes and the Indebtedness to the Banks and all other obligations to the Banks immediately accelerated, due and payable.

                          (c) Upon the occurrence of an Event of Default specified in clauses 7.1(b), (c), (d), (e), (f), (i), (j), (k), (l) or
         (m) above which is continuing, the Agent shall upon the direction of Banks whose commitments aggregate at least 57% of the aggregate commitments, without presentment, notice, demand or action of any kind by the Agent or any Bank, all of which are hereby waived: (i) immediately notify the Company and each of the Banks to terminate the Commitments and the Banks' obligation to make any Loans, and the same shall immediately terminate; and (ii) declare the entire amount of the unpaid principal of and accrued and unpaid interest on the Notes and the Indebtedness to the Banks and all other obligations to the Banks immediately accelerated, due and payable.

                          (d) In addition to the foregoing remedies upon the occurrence of an Event of Default and termination of the Commitment, the Agent shall have all of the rights and remedies provided to the Banks by the Related Documents, at law or in equity, and no remedy herein conferred upon the Agent or any Bank is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. In the event of any Default, the Company shall pay all costs and expenses which may be incurred by the Banks and the Agent with respect thereto, including reasonable attorneys' fees, and all such sums shall be and become a part of the Indebtedness of the Company to the Banks. In addition to and not in lieu of any other right or remedy they might have, the Agent or the Banks at any time and from time to time at their election may (but shall not be required to) do or perform or comply with or cause to be done or performed or complied with anything which the Company may be required to do or comply with and the Company shall reimburse the Agent and the Banks upon demand for any cost or expense which the Agent or the Banks may incur in such respect, together with interest thereon at the rate equal to the rate set forth in the Notes from the date of such demand until paid. No failure or delay on the part of the Agent or any Bank in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.


                 SECTION 8   RELATIONSHIP OF AGENT AND BANKS


                 8.1 Appointment. First Wisconsin Bank is hereby appointed Agent hereunder and under the Related Documents, and each of the Banks irrevocably authorizes the Agent to act as the agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Section 8. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

                 8.2 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Agent.

                 8.3   Action on Instructions of Banks.

                          (a) The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of Notes. The Agent may at any time request instructions from the Banks with respect to any action or approval that, by the terms of this Agreement, the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement until it shall have received such instructions by the Required Banks; provided, however, that the Agent shall not in any event be required to comply with any instructions given it by the Required Banks if the Agent determines that such compliance would expose it to a material personal liability or is contrary to law or to the terms of this Agreement, but the Banks shall in all events indemnify the Agent from any action taken by it in accordance with the instructions of the Required Banks. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with instructions by the Required Banks.

                          (b) Without limitation of the foregoing, the Agent shall not be required to take any action with respect to any Default except in accordance with Section 7.2 and this Section. The Agent shall be entitled to assume that no Default has occurred and is continuing unless the Agent has actual knowledge of such facts or has received notice from a Bank in writing that such Bank considers that a Default has occurred and is continuing, and which specifies the nature thereof. In the event that the Agent shall acquire actual knowledge of any Default, the Agent shall promptly notify (either orally or in writing) the Banks, and the Company of such Default, and, if directed by the Banks to the extent required under Section 7.2, the Agent shall take such action and assert such rights as are contemplated under this Agreement and the Related Documents.

                 8.4 Amendments. The Required Banks (or the Agent with the consent in writing of the Required Banks) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions of this Agreement or the Related Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Banks:

                          (a) Extend the maturity of any Note or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest or fees thereon;

                          (b) Reduce the percentage specified in the definition of Required Banks;

                          (c) Extend the Termination Date, or increase the amount of the Commitment of any Bank hereunder except as provided in
         Section 9.14(b), or permit the Company to assign its rights under this Agreement;

                          (d) Release any of the collateral under the Related Documents (except as provided in Section 6.1(a));

                          (e) Amend any provision of this Agreement requiring a Pro Rata sharing among the Banks;

                          (f)     Amend this Section 8.4; or

                          (g)     Amend Section 7 (Defaults) of this Agreement.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

                 8.5 Application of Payments. All payments of principal and interest hereunder and under the Notes shall be made to the Agent in immediately available funds for the ratable account of the Banks. The Agent shall promptly distribute to each Bank, Pro Rata, the amount of (a) principal and interest received by the Agent, (b) each Bank's Pro Rata share of any fees, expenses or charges collected by Agent, and (c) all amounts received by the Agent upon realization from collateral for the Loans (including any insurance proceeds). Any payment in good funds to the Agent for the account of a Bank hereunder shall constitute a payment by the Company to such Bank of the amounts so paid to the Agent, and any Notes or portions thereof so paid shall not be considered outstanding for any purpose after the date of such payment in good funds to the Agent. All payments or prepayments of principal and interest shall be made Pro Rata in accordance with the amounts of the Notes then outstanding. In the event any Bank shall receive from the Company or any other source (other than the sale of a participation to another commercial lender to the extent permitted in Section 9.14(a)) any payment of, on account of, or for an obligation of the Company hereunder or under the Notes (whether pursuant to the exercise of any right of setoff, banker's lien, realization upon any security held for or appropriated to such obligation, counterclaim or otherwise) other than as provided above, then such Bank shall immediately purchase, without recourse and for cash, an interest in the obligations of the same nature held by the other Banks so that each Bank shall thereafter have a percentage interest in all of such obligations equal to the percentage interest which such Bank held in the Notes outstanding immediately before such payment; provided, if any payment so received shall be recovered in whole or in part from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company specifically acknowledges and consents to the preceding sentence.

                 8.6 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

                 8.7 No Responsibility for Loans, Recitals, Etc. The Agent shall not be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or in any Related Document or be bound to ascertain or inquire as to the truth or accuracy of the statements or reports of the Company with regard to the performance or observance of any of the terms of this Agreement.

                 8.8 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under the Related Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder. The Company shall be responsible for all costs and expenses of the Agent, including reasonable attorneys' fees of in-house and outside counsel but excluding attorneys' fees for litigation among the Banks to which the Company is not a party.

                 8.9 Reliance on Documents, Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

                 8.10 Inspections. At the request of the Banks from time to time, the Agent shall conduct its customary review of the Company's financial and collateral records and the collateral in accordance with Section 5.4. To assist each Bank in its own investigation of the Company and the collateral, each Bank may send representatives to accompany the Agent's personnel on such inspections.

                 8.11 Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent Pro Rata (i) for any amounts not reimbursed by the Company for which the Agent (as Agent and not as a Bank under this Agreement) is entitled to reimbursement by the Company under this Agreement or the Related Documents, (ii) for any other expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement (including collection or disposition of Collateral) of this Agreement or the Related

Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement (including collection or disposition of Collateral) of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

                 8.12 Rights as a Lender. First Wisconsin Bank shall have the same rights and powers hereunder as any Bank the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Wisconsin Bank may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with CST, TSI, the Company or any Subsidiary as if it were not the Agent. Each Bank acknowledges that the other Banks may continue to accept deposits from, lend money to, and generally engage in any kind of banking or trust business with CST, TSI, the Company or any Subsidiary independent of the Loans or this Agreement; provided, however, that the Company's or any Subsidiary's obligations to a Bank from such independent banking activities shall not be secured by the Collateral. Notwithstanding the foregoing or Section 8.5, any fees or other income received by any Bank directly from such independent banking activities are not to be shared with any other Bank or the Agent.

                 8.13 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Related Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Related Documents.

                 8.14 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint, on behalf of the Company and the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Company and the Banks, a successor Agent. Such successor Agent shall be one of the Banks or a permitted participant under Section 9.14 having capital and retained earnings of at least $25,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder arising after the date of retirement. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                 8.15 Noteholders. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent, signed by such payee and in form satisfactory to the Agent.


                 SECTION 9   MISCELLANEOUS

                 9.1 Expenses and Attorneys' Fees. The Company shall pay all reasonable fees and expenses incurred by the Banks and the Agent with respect to this Agreement, the Related Documents, the. Loans and the security interests granted to the Banks, and any amendments thereof, supplements thereto, or any other collateral documents connected therewith, including without limitation appraisal fees, environmental inspection fees and the reasonable fees of in-house and outside counsel in connection with the preparation and negotiation of this Agreement, the Related Documents and all amendments thereto (and any waivers of the terms and provisions thereof) and the consummation of the transactions contemplated herein, and protection or enforcement (including collection and disposition of Collateral) of the Banks' rights under this Agreement and the Related Documents, but excluding attorneys' fees for litigation among the Banks to which the Company is not a party.

                 9.2 Assignability; Successors. The Company's rights and liabilities under this Agreement are not assignable in whole or in part without the prior written consent of the Banks. The Banks' rights under this Agreement are not assignable without the consent of the Company except as provided in
Section 9.14. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

                 9.3 Survival. All agreements, representations and warranties made herein, in the Related Documents or in any document delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Related Documents and the making of the Loans.

                 9.4 Governing Law. This Agreement and the Related Documents shall be governed by the laws of the State of Wisconsin.

                 9.5 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

                 9.6 Entire Agreement. This Agreement, the Exhibits attached hereto, and the Related Documents contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all other understandings, oral or written, with respect to the subject matter hereof. No statement or writing subsequent to the date hereof purporting to modify, alter or amend any portion hereof, including the Company's obligation to pay the amount due hereunder (whether at maturity, by reason of acceleration or otherwise), shall be effective unless consented to in a writing, which makes specific reference to this Agreement, and which has been signed by the party against which enforcement thereof is sought and in accordance with Section 8.4. Any amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 9.7 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when delivered in hand or sent by facsimile or three days after deposit in the mail. Communications or notices shall be delivered personally or by certified or registered mail, postage prepaid, or by facsimile and addressed as follows, unless and until either of such parties notifies the other in accordance with this section of a change of address:


            if to the Company:                c/o The Christiana Companies, Inc.
                                              Suite 3380
                                              777 East Wisconsin Avenue
                                              Milwaukee, WI 53202

                                              Attn:  Mr. William T. Donovan,
                                                     Vice President
            with a copy to:                   Foley & Lardner
                                              777 East Wisconsin Avenue
                                              Milwaukee, WI 53202

                                              Attn:  Mr. Emory Ireland

            if to the Agent:                  First Wisconsin National Bank
                                               of Milwaukee
                                              777 East Wisconsin Avenue
                                              Milwaukee, WI 53202

                                              Attn:  Mr. Scott Roeper,
                                                     Vice President

            if to the Banks:                  Bank One, Milwaukee, NA
                                              111 East Wisconsin Avenue
                                              Milwaukee, WI 53202

                                              Attn:  Mr. Eric L. Thomas,
                                                     Vice President

                                              First Wisconsin National Bank of
                                                Milwaukee
                                              777 East Wisconsin Avenue
                                              Milwaukee, WI 53202

                                              Attn:  Mr. Scott Roeper,
                                                     Vice President

                                              Harris Trust and Savings Bank
                                              111 West Monroe Street
                                              Chicago, IL 60603

                                              Attn:  Ms. Kit C. Thomas,
                                                     Assistant Vice
                                                     President

            with copies to:                   Michael, Best & Friedrich
                                              100 East Wisconsin, Suite 3300
                                              Milwaukee, WI 53202-4108

                                              Attn:  Mr. David R. Olson

                 9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 9.9 Further Assurances. The Company agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Banks may at any time reasonably request in connection with the administration or enforcement of this Agreement or the Related Documents or in order better to assure and confirm unto the Banks their rights, powers and remedies hereunder.

                 9.10 Conflicts and Ambiguities. In the event of any ambiguity or conflict as between the terms of this Agreement, the Related Documents or any other document executed and delivered pursuant to this Agreement, the terms of this Agreement shall control.

                 9.11 Setoff. As additional security for payment of the Company's obligations hereunder, the Company grants to the Banks and the Agent a security interest in and lien on any credit balance or other money now or hereafter owed it by any of the Banks. In addition, the Company agrees that the Banks and the Agent may, at any time after acceleration of the Loans, without prior notice or demand, set off against any such credit balance or other money all or any part of the Company's obligations hereunder.

                 9.12 SUBMISSION TO JURISDICTION. THE AGENT AND THE BANKS MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT OR THE RELATED DOCUMENTS IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN MILWAUKEE, WISCONSIN. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. NOTHING HEREIN CONTAINED SHALL PRECLUDE THE AGENT OR THE BANKS FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY COURT LOCATED IN MILWAUKEE, WISCONSIN AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 9.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO EXPRESSLY (i) ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED: (ii) HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, AND AGREES THAT ANY

SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; 4c(iii) ACKNOWLEDGES THAT THE WAIVER OF THE RIGHT TO TRIAL BY JURY IS NOT EFFECTIVE UNLESS SUCH WAIVER IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY WAIVING SUCH RIGHT; 4c(iv) ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL AND OTHER ADVISORS OF ITS CHOICE, AND AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTERS INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF ITS BUSINESS JUDGMENT; 4c(v) ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED; AND 4c(vi) ACKNOWLEDGES AND AGREES THAT IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND IS NOT RELYING ON THE OPINION OR ADVICE OF THE BANKS, THE AGENT OR ANY OF THEIR AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT.

                 9.14   Assignments; Participations.

                          (a) Any Bank may at any time sell to one or more banks or other entities who are affiliated with such Bank or who are approved in writing by the Company and the Required Banks ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement or the Notes are due and unpaid, or shall have been declared to be or shall have become due and payable upon the occurrence of any Event of Default each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligations of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 8.5. The Company authorizes each Bank to disclose to any Participant and any such prospective Participant any and all financial information in such Bank's possession concerning the Company and its Subsidiaries which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its Subsidiaries prior to becoming a party to this Agreement.

                          (b) First Wisconsin Bank shall upon satisfaction of all obligations owed to it by Prideco, Inc. purchase a portion of the Commitment of Harris Bank in an amount sufficient to give First Wisconsin Bank 35.23% Pro Rata Share of the Commitment and shall pay Harris Bank an amount of the Loans outstanding to the Company at par sufficient to adjust such Pro Rata Share. To the extent the Loans purchased by First Wisconsin Bank from Harris Bank are LIBOR Rate Loans, the purchase shall not be consummated until the end of the respective LIBOR Rate Period. Upon purchase of any Commitment hereunder, the Company agrees to issue new Notes to First Wisconsin Bank and Harris Bank evidencing their respective Commitments.

                 9.15 CST Not a Party. CST is not a party to this Agreement, and notwithstanding anything to the contrary herein, nothing contained in this Agreement shall be deemed to create any indebtedness, obligation or liability of CST to the Agent or any Bank.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

WI ACQUISITION CORP.              HARRIS TRUST AND SAVINGS BANK

By____________________________    By___________________________
Title:________________________    Title:_______________________


FIRST WISCONSIN NATIONAL          FIRST WISCONSIN NATIONAL
 BANK OF MILWAUKEE                 OF MILWAUKEE, as Agent

By____________________________    By___________________________
Title:________________________    Title:_______________________


BANK ONE, MILWAUKEE, NA

By____________________________
Title:________________________





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